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Exhibit 99.1

CERTIFICATION OF 10-Q REPORT
CARBON ENERGY CORPORATION
FOR THE QUARTER ENDED SEPTEMBER 30, 2002

        The undersigned are the Chief Executive Officer and the Chief Financial Officer of Carbon Energy Corporation ("Carbon"). This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the 10-Q Report of Carbon for the quarter ended September 30, 2002.

        We certify that such 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of Carbon.

        This Certification is executed as of November 14, 2002.

/s/ PATRICK R. MCDONALD Patrick R. McDonald President and Chief Executive Officer
/s/ KEVIN D. STRUZESKI Kevin D. Struzeski Treasurer and Chief Financial Officer

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  Exhibit 99.1
CERTIFICATION OF 10-Q REPORT CARBON ENERGY CORPORATION FOR THE QUARTER ENDED SEPTEMBER 30, 2002